Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE’S TIMELINE LABS ACQUISITION DELIVERS

OPERATIONS AND MARKETPLACE SYNERGIES

Media Industry Veteran and Timeline Labs Co-founder Ed Wilson

Joins SeaChange Board

ACTON, Mass. (Feb. 4, 2015) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multiscreen video software innovator, today announced that it has completed its acquisition of social media analytics software developer TLL, LLC (“Timeline Labs”). Part of SeaChange’s growth strategy, this acquisition expands the Company’s customer base and extends its domain expertise to television broadcasting and online video, as well as enhancing SeaChange’s board of directors.

SeaChange has retained the former Timeline Labs employees and facilities in Los Angeles and San Francisco. Timeline Labs CEO Malcolm CasSelle has been appointed as Senior Vice President & General Manager of the new Digital Media business unit of SeaChange.

SeaChange also announced the appointment of Timeline Labs co-founder and Executive Chairman Ed Wilson to its board, effective immediately. Mr. Wilson is currently a partner in content developer New Form Digital, and President & CEO of Dreamcatcher Broadcasting. A seasoned, high-profile media executive, advisor and angel investor, Mr. Wilson has previously served as President at Tribune Broadcasting, President at Fox Television Network, President at NBC Enterprises, President of CBS Enterprises, and SVP at Sony Pictures Television.

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SeaChange Completes Timeline Acquisition/Page 2

“The core Timeline software platform is very well established in broadcasting, and I’m confident in our combined ability to grow faster in that target segment and globally in segments including SeaChange’s core markets,” said SeaChange CEO Jay Samit. “Our cross-selling and marketing collaboration has progressed rapidly since December. SeaChange has been applying the competitive and market advantages of a proven platform for social media analytics and content towards opportunities in multiscreen TV and OTT.”

Samit continued, “I’m particularly pleased that our acquisition brings Ed and Malcolm into our fold. Their TV operations, programming, and social media sector expertise will broaden SeaChange’s capacity for developing innovative software products that let our customers prosper amid challenging market dynamics.”

The SeaChange Timeline SaaS platform enables local broadcasters, local and national news organizations, cable news channels and other media companies and brands to analyze social media messages in real-time, find and broadcast newsworthy social trends and insights, and measure viewing audience engagement across television, mobile and PC. Timeline platform customers include FOX Television Stations, Sinclair, Media General and Tribune broadcast television stations, as well as online providers like 120Sports.com.

Through its acquisition of Timeline Labs, SeaChange is now both a partner and technology provider for the NewCoin local TV audience measurement venture with FOX Television Stations, Tribune Media and Univision. NewCoin’s mission is to harness the data-gathering power of currently available and emerging technologies in order to create a broader based measurement tool that will accurately measure audiences across the entire spectrum of linear and digital platforms.

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SeaChange Completes Timeline Acquisition/Page 3

Under the terms of the definitive acquisition agreement announced Dec. 22, 2014, SeaChange agreed to pay $14 million in cash and issue $8 million in shares of SeaChange stock to Timeline Labs shareholders. An additional payment of up to $2.5 million in deferred performance-based consideration, payable in shares of SeaChange stock, will be based on financial targets for Timeline Labs over a two-year period with payment upon achievement of these metrics occurring annually. For fiscal 2016, the transaction is anticipated to be neutral to SeaChange’s non-GAAP earnings per share, as previously stated.

During Digital Entertainment World (Los Angeles, Feb. 10-12) SeaChange will showcase Timeline and the Rave premium OTT platform. Malcolm CasSelle will participate in the conference panel OTT TV Ecosystem: Opportunities & Strategies. Go to www.schange.com/company/events to book an appointment with SeaChange.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International, Inc. (NASDAQ: SEAC) enables transformative multiscreen video services through an open, cloud-based, intelligent software platform trusted by cable, telco and mobile operators and media companies globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior multiscreen, advertising and video gateway software products.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

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SeaChange Completes Timeline Acquisition/Page 4

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding the potential impact of the Timeline Labs acquisition and the NewCoin joint venture, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multiscreen video market; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; worldwide economic cycles; measures taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 4, 2014. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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